UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2016

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 25, 2016, Windtree Therapeutics, Inc. (the “Company”) will host a conference call and live webcast at 8:00 a.m. to review: (i) distribution data from a lung deposition study in non-human primates (NHP); (ii) an update on the ongoing AEROSURF® (lucinactant for inhalation) phase 2 clinical program in premature infants 26 to 32 week gestational age receiving nasal continuous positive airway pressure (nCPAP) for respiratory distress syndrome (RDS), compared to nCPAP alone, and (iii) a financial update. A copy of the presentation materials is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Windtree Therapeutics, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Reference is made to Item 7.01. On October 25, 2016, the Company will host a conference call and live webcast to review the following: (i) distribution data from a lung deposition study in non-human primates (NHP), (ii) an update on the ongoing AEROSURF phase 2a clinical trial in premature infants 26 to 28 week gestational age and the AEROSURF phase 2b clinical trial in premature infants 29 to 32 week gestational age, and (iii) a financial update.

Results of NHP Study

On October 24, 2016, the Company issued a press release announcing results from the NHP study, which demonstrated that the Company’s proprietary aerosol delivery system (ADS) is capable of delivering aerosolized KL4 surfactant throughout all regions of the NHP lung. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The NHP Study was conducted with three non-human primates, cynomolgus macaques, using the same model ADS that is being studied in the ongoing phase 2 clinical program for AEROSURF in premature infants. The Company believes that the results of the NHP Study, when combined with other studies assessing the ADS, confirm that the ADS is capable of producing aerosolized KL4 surfactant with a particle size in the optimal 1µm to 3 µm respirable range for lung deposition. Moreover, the Company believes that the ADS represents a potential transformative technology that when combined with the Company’s KL4 surfactant could address a significant unmet medical need in RDS.

AEROSURF Phase 2 Clinical Program Update

AEROSURF is the Company’s novel, investigational drug/device combination product that combines the Company's proprietary KL4 surfactant with its proprietary ADS. AEROSURF is being developed to potentially reduce or eliminate the need for endotracheal intubation and mechanical ventilation in the treatment of premature infants with RDS.

Initial AEROSURF phase 2a clinical trial in premature infants 29 to 34 week gestational age

The Company previously completed and announced the results of a phase 2a clinical trial in 80 premature infants 29 to 34 week gestational age, including 40 in five AEROSURF dose groups and 40 control infants being supported on nCPAP alone. The key objectives of that trial were achieved, including

●

the primary objective of evaluating the safety and tolerability of aerosolized KL4 surfactant. Overall, the safety and tolerability profile of the AEROSURF group was generally comparable to the control group; the most common adverse events observed included neonatal jaundice, constipation, apnea and anemia; the most common serious adverse events (SAE) were air leaks (pneumothorax and pneumomediastinum). The incidence of adverse events and SAE in the AEROSURF and control groups were generally comparable and there was no pattern observed of increasing adverse events or SAE with increasing doses of AEROSURF;

●

assessment of available physiological data suggesting that aerosolized KL4 surfactant is being delivered into the lungs of premature infants: parameters associated with invasive rescue therapy were assessed as part of the safety and tolerability profile of AEROSURF. These parameters were also used to assess whether there is evidence of KL4 surfactant being delivered to the lungs of premature infants. Data suggest that AEROSURF may be reducing the incidence of nCPAP failure (the need for intubation and delayed surfactant therapy): through 72 hours after the start of treatment, AEROSURF treated patients, predominantly receiving a single dose, had lower rates of nCPAP failure compared to control in each of the last three dose groups (45, 60 and 90 minutes) studied. In the 45 and 60 minute dose groups combined, (i) at six hours after the start of treatment or randomization to the control group, 18% of control patients required intubation and delayed surfactant therapy compared to no AEROSURF patients; and, (ii) at 72 hours after the start of treatment or randomization to the control group, 53% in the control group required intubation and delayed surfactant therapy compared to 27% of patients in the AEROSURF group. This represents a 26% absolute reduction, or a 49% relative reduction, in nCPAP failure compared to control; and

●	acceptable performance of the novel aerosol delivery technology in the neonatal intensive care unit (NICU).

These data, combined with the favorable safety profile, formed the basis for dose selection in the phase 2b program. The Company determined to focus on two dose groups (45 and 60 minutes) to define the appropriate upper dose to take into the phase 2b study.

AEROSURF phase 2a clinical trial in premature infants 26 to 28 week gestational age

Following the initial phase 2a clinical trial in the older premature infants, the Company initiated a phase 2a multicenter, randomized, open-label, controlled clinical study in 32 premature infants 26 to 28 week gestational age receiving nCPAP for RDS. This study is designed to evaluate safety and tolerability of aerosolized KL4 surfactant administered in two escalating (30 and 45 minutes) doses, with potential repeat doses, compared to infants receiving nCPAP alone. Based on the results of the initial phase 2a clinical trial, the Company expected that infants 26 to 28 week gestational age could be included in the ongoing phase 2b trial if the safety and tolerability profile from the first two dose groups of the phase 2a trial was adequate and there were no other factors that made such an action imprudent. To assure flexibility in the event that 2 dose groups are not adequate, the study protocol also provided for two additional doses (60 and 90 minutes), if required.

In addition to the primary objective of assessing safety and tolerability, the Company is assessing the performance of the ADS and available physiological and clinical outcome data for information indicating that aerosolized KL4 surfactant is being delivered to the lungs and potentially reducing or delaying the time to invasive surfactant therapy due to nCPAP failure. The Company initially anticipated completing enrollment in this trial in the second quarter of 2016, but execution required additional time, due in part to a longer initiation process than expected at a number of clinical sites. In addition, lower gestational age is generally associated with greater surfactant deficiency, a higher incidence and severity of RDS and other non-respiratory complications of prematurity, causing a greater proportion of this already-smaller patient population to be more quickly intubated than expected, even in the delivery room, resulting in fewer infants eligible for enrollment. In August 2016, the Company announced that it anticipated completing enrollment in the third quarter of 2016 and releasing top-line results in September or early October 2016. The Company has since maintained a rate of enrollment in line with that adjusted guidance.

The second dose group (45 minutes) was completed in September 2016. The Safety Review Committee has met as required after each dose group (twice) to assess the available data and the appropriateness of proceeding to the next dose escalation. The emerging safety profile to date for AEROSURF in premature infants 26-28 week gestational age has been characterized by the following preliminary observations:

●	the safety and tolerability profile of the AEROSURF groups was generally comparable to the control group;
●	the adverse events and SAE seen were expected for this population and generally comparable between AEROSURF and the control groups; and

●	there was no pattern of increased adverse events or SAE with increasing doses of AEROSURF.
Based on Safety Committee review, this age group would meet the safety criteria to be included in the phase 2b clinical trial.

In assessing the data, the Company has observed an early effect on prolonging time to intubation. However, after assessing two doses, the Company has not yet observed a durable effect sufficient to achieve the desired reduction of nCPAP failure rates through 72 hours. The data suggests that younger gestational age infants may potentially require higher doses of surfactant due to a greater surfactant deficiency and more variable inhalation characteristics. Accordingly, the Company plans to continue this phase 2a clinical trial and has progressed to a third dose group (60 minutes), after which it plans to further assess and determine whether it is appropriate to continue to a fourth dose group (90 minutes). As a result of the delay in completing this trial, instead of enrolling the younger infants in the ongoing phase 2b clinical trial, the Company plans to assess these infants in a blinded clinical trial after assessing the additional dose(s) in premature infants 26-28 week gestational age and after obtaining blinded data on older 29-32 week gestational age infants in the ongoing phase 2b clinical trial.

AEROSURF phase 2b clinical trial in premature infants 26 to 32 week gestational age

The ongoing AEROSURF phase 2b clinical trial is a multicenter, randomized, controlled study with masked treatment assignment in up to approximately 240 premature infants and is designed to evaluate the safety and tolerability of aerosolized KL4 surfactant (including with up to two potential repeat doses) administered in two dose groups (25 and 50 minutes) compared to infants receiving nCPAP alone. The key objectives of this trial are:

●	to identify an acceptable endpoint by evaluating the following endpoints to find evidence of efficacy:
o	time to nCPAP failure (defined as the need for intubation and delayed surfactant therapy),
o	incidence of nCPAP failure, and
o	physiological parameters indicating the effectiveness of lung function;
●	to identify the dose regimen for the planned phase 3 clinical program; and
●	to provide an estimation of the expected efficacy margin of AEROSURF treatment.

The Company plans to conduct this trial in approximately 50 clinical sites in the U.S., Canada, Europe and Latin America. Under the recent clinical projections, enrollment was expected to include 180 premature infants 29 to 32 week gestational age, and, after completion of the ongoing phase 2a clinical trial, 60 premature infants 26 to 28 week gestational age. The Company anticipated releasing top-line results in the first quarter of 2017.

Because the phase 2a clinical trial in premature infants 26 to 28 week gestational age has been extended, as discussed above, the Company no longer plans to enroll the younger infants in this phase 2b clinical trial. Instead, the Company is planning to implement the following adjustments to the phase 2b clinical plan:

●	the trial will continue to enroll only premature infants 29 to 32 week gestational age and will focus on this larger market segment of the total population,
●

the Company will continue to study a total of up to approximately 240 premature infants (instead of 180 older infants as originally planned), to maintain a similar current statistical power and provide an opportunity for a stronger data set and potentially statistically better results to better support regulatory efforts and potential business development and financing opportunities,

●	the trial is expected to take approximately 90 additional days to complete, and
●	the Company expects to release top line results in mid-year 2017.

The Company believes that the approach outlined in this Form 8-K, including the investment of additional time in both ongoing clinical trials, provides the opportunity for a stronger data set and potentially a statistically better phase 2b result to support future regulatory activity and potential business development and financing opportunities.

The AEROSURF phase 2b clinical trial has been supported in part by a Phase II Small Business Innovation Research (SBIR) grant valued up to $2.6 million from the National Heart, Lung, and Blood Institute (NHLBI) of the National Institutes of Health (NIH), and an initial $1.0 million award under a grant valued at up to $2.6 million, award number 2R44HL107000-03.  The content of this Current Report on Form 8-K is solely the responsibility of the Company and does not necessarily represent the official views of the National Institutes of Health.

Financial Update

In addition, the Company reports that at September 30, 2016, cash and cash equivalents were $12.4 million, and long-term secured debt was $25 million ($12.5 million principal due in each of February 2018 (subject in certain specified event to deferral) and February 2019). For the quarter ended September 30, 2016, the Company’s net operating cash outflows were $8.4 million offset by $0.4 million of net proceeds from financings under the Company’s at-the-market equity sales (ATM) Program with Stifel, Nicolaus & Company, Incorporated. Regarding the third quarter ATM financings, the Company sold 159,051 shares at a net average price of approximately $2.64 per share. Before any additional financings, the Company anticipates that it will have sufficient cash available to support the AEROSURF clinical program as outlined in this Current Report on Form 8-K, pay debt service and fund its operations through February 2017.

The Company continues its efforts to secure the additional capital that will be required to continue our AEROSURF development program and fund our operations. The Company is actively pursuing all or a combination of potential strategic alliances, collaboration agreements and other strategic transactions and also may seek additional capital through public or private equity offerings (including under the ATM Program).  In May 2016, the Company received a deficiency letter from Nasdaq that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. The Company submitted its plan and was granted an extension of time until November 15, 2016 to regain compliance with the listing requirement. If the Company has not regained compliance on that date, the Staff of Nasdaq will issue a delisting notice and the Company will be entitled to appeal the Staff’s determination to a Listing Qualifications Panel. In that event, we would expect that a hearing would be scheduled in late December 2016 or January 2017. There can be no assurance that we will be successful in implementing our plan to regain compliance with the minimum stockholders’ equity rule.

The Company believes that with the progress observed to date in the AEROSURF phase 2 clinical program, the recent Fast Track designation granted by the [FDA] and other potential developments, it will be successful in securing the additional capital required to complete its AEROSURF phase 2 clinical program and to fund its operations going forward. However, there can be no assurance that the Company will be successful in securing any such capital when needed, if at all.

Item 9.01.     Financial Statements and Exhibits

(d)        Exhibits:

99.1     Slide Presentation dated October 25, 2016.

99.2     Press Release dated October 24, 2016.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Name:	Craig Fraser
Title:	President and Chief Executive Officer

Date:     October 25, 2016